Exhibit (a)(1)(ii)
LETTER OF TRANSMITTAL

With respect to the Exchange Offer regarding the
4.00% Convertible Subordinated Debentures due 2023
issued by Belden CDT Inc.
(CUSIP Nos. 126924 AA 7 and 126924 AB 5
ISIN Nos. US126924AA79 and US126924AB52)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 2, 2007

To My Broker or Account Representative:

I, the undersigned, hereby acknowledge receipt of the Offering Circular, dated March 5, 2007 (the “Offering Circular”), of Belden CDT Inc., a Delaware corporation (the “Company”), in connection with its offer to exchange (the “Exchange Offer”) $1,000 principal amount of its new 4.00% Convertible Subordinated Debentures due 2023 (the “New Debentures”) and a cash exchange fee of $2.50 for each $1,000 principal amount of its currently outstanding 4.00% Convertible Subordinated Debentures due 2023 (the “Old Debentures”) validly tendered and accepted.

The Exchange Offer is being made by the Company pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended, and is contingent upon satisfaction or waiver of certain customary conditions.

I have agreed to be bound by the terms and conditions set forth in the Offering Circular. I understand that the Exchange Offer must be accepted on or prior to 5:00 p.m., New York City Time, on April 2, 2007.

I understand I may tender all, some or none of my Old Debentures. I acknowledge and agree that the tender of Old Debentures made hereby may not be withdrawn except in accordance with the procedures set forth in the Offering Circular.

This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the Old Debentures held by you for the account of the undersigned.

The aggregate face amount of the Old Debentures held by you for the account of the undersigned is (FILL IN AMOUNT):

$           of the 4.00% Convertible Subordinated Debentures due 2023

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	TO TENDER the following Old Debentures held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF OLD DEBENTURES TO BE TENDERED, IF ANY):*

$ _ _

☐	NOT TO TENDER any Old Debentures held by you for the account of the undersigned.

*	Old Debentures tendered hereby must be in denominations of principal amount of $1,000 or any integral multiple thereof. Unless a specific contrary instruction is given herein, your signature hereon shall constitute an instruction to us to tender ALL of your Old Debentures.

Name of beneficial owner(s): _ _

Signatures: _ _

Name (please print): _ _

Address: _ _

Telephone number: _ _

Taxpayer Identification or Social Security Number: _ _

Date: _ _